EXHIBIT 99.3

ELECTRONIC DATA SYSTEMS CORPORATION

LETTER TO CLIENTS

Offer To Exchange

0.8430 Shares of Common Stock Plus $2.53 in Cash

For

Each Outstanding FELINE PRIDESSM Unit

In the Form of an Income PRIDESSM (CUSIP 285661 20 3)

Up to an Aggregate of 32,100,000 Income PRIDES

Pursuant to the Exchange Offer Prospectus dated March 31, 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 27, 2004 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED.

FELINE PRIDES IN THE FORM OF INCOME PRIDES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (AS IT MAY BE EXTENDED).

To Our Clients:

We are enclosing an exchange offer prospectus, dated March 31, 2004 (the “Exchange Offer Prospectus”), of Electronic Data Systems Corporation, a Delaware corporation (the “Company”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by the Company to exchange 0.8430 shares of the Company’s common stock plus $2.53 in cash for each validly tendered and accepted Income PRIDES, up to an aggregate of 32,100,000 Income PRIDES, upon the terms and subject to the conditions set forth in the Exchange Offer.

The Exchange Offer is subject to certain conditions. See the section of the Exchange Offer Prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

We are the holder of record of Income PRIDES held by us for your account. A tender of such Income PRIDES can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Income PRIDES held by us for your account.

We request instructions as to whether you wish to tender any or all of the Income PRIDES held by us for your account pursuant to the terms and conditions of the Exchange Offer.

We urge you to read carefully the Exchange Offer Prospectus and related Letter of Transmittal before instructing us to tender your units. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

“FELINE PRIDES” and “Income PRIDES” are service marks of Merrill Lynch & Co., Inc.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

THE DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of the Depository Trust Company:

The undersigned hereby acknowledges receipt of the exchange offer prospectus dated March 31, 2004 (the “Exchange Offer Prospectus”), of Electronic Data Systems Corporation, a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal, that together constitute the offer of the Company (the “Exchange Offer”) to exchange 0.8430 shares of the Company’s common stock plus $2.53 in cash for each validly tendered and accepted Income PRIDES, up to an aggregate of 32,100,000 Income PRIDES. Certain terms used but not defined herein have the meanings ascribed to them in the Exchange Offer Prospectus.

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Income PRIDES held by you for the account of the undersigned.

The number of Income PRIDES held by you for the account of the undersigned is (fill in amount):

                                              Income PRIDES.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐        To tender the following Income PRIDES held by you for the account of the undersigned (insert number of Income PRIDES to be tendered) (if any):

                                              Income PRIDES*

☐        not to tender any Income PRIDES held by you for the account of the undersigned.

*       Unless otherwise indicated, the entire number of Income PRIDES indicated above as held by the Company for the account of the undersigned will be tendered.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(PLEASE PRINT)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security

Number(s):

Date: